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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: March 4, 1999
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

         0-18734                                          33-0314804
(Commission File Number)                       (IRS Employer Identification No.)

         9393 Towne Centre Drive, Suite 200, San Diego, California 92121
         (Address of principal executive offices)             (Zip code)

                                 (619) 558-0364
               (Registrants telephone number, including area code)



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Item 5. OTHER EVENTS

        The Company recently granted the following two stock purchase warrants to consultants in exchange for their services:

        1. Class I Stock Purchase Warrant. On March 4, 1999, the Company engaged the services of a consultant to provide advice and counsel to the Company in preparing various materials for submission to regulatory approval agencies and in monitoring the progress of such submissions. The contract for consulting services is for a period of 18 months. In connection with the consulting services, the Company issued to the consultant a Class I Stock Purchase Warrant for the purchase of 500,000 shares of the Company's Class A Common Stock at an exercise price of $0.78125 per share. The warrant vested fully upon issuance. The consultant has agreed, however, to render consulting services during the entire 18-month period as consideration for receipt of the Warrant and the consultant's exercise of any unexercised portion of the warrant is subject to the consultant continuing to render consulting services during such period. The Class I Stock Purchase Warrant expires on March 3, 2004.

        2. Class K Stock Purchase Warrant. On April 1, 1999, the Company engaged the services of another consultant to provide investor relations services for a period of one year. In connection with the consulting services, the company issued a Class K Stock Purchase Warrant for the purchase of up to 375,000 shares of Common Stock at an exercise price of $1.125 per share. The vesting schedule for the warrant requires the consultant to achieve certain performance milestones during the one-year consulting period, with the exception of the right to purchase 62,500 shares of Class A Common Stock which vested on April 1, 1999. The Class K Stock Purchase Warrant expires on March 31, 2004.

        The above summary is qualified in its entirety by the terms and provisions of the exhibits attached herein to this Current Report on Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

                4.1     Class I Stock Purchase Warrant

                4.2     Form of Class K Stock Purchase Warrant

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AVANIR PHARMACEUTICALS

Date:  April 20, 1999                   By:/s/Gregory P. Hanson
                                           ------------------------------------
                                           Gregory P. Hanson
                                           Vice President, Finance and
                                           Chief Financial Officer